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                                                                   EXHIBIT 3.1.1

                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                       GEORGIA-CAROLINA BANCSHARES, INC.

         Pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, the Articles of Incorporation of Georgia-Carolina Bancshares, Inc., a Georgia corporation (the "Corporation"), are hereby amended according to these Articles of Amendment:

                                       I.

         The name of the Corporation is Georgia-Carolina Bancshares, Inc.

                                      II.

         The Articles of Incorporation of the Corporation are hereby amended by deleting Article IV thereof in its entirety.

                                      III.

         The Articles of Incorporation of the Corporation are hereby further amended by deleting Article V thereof in its entirety.

                                      IV.

         The Articles of Incorporation of the Corporation shall be further amended by renumbering Article VI(A), (B), (C), (D), (E), (F), (G) and (H),
Article VII, Article VIII, Article IX, Article X and Article XI to Article IV(A), (B), (C), (D), (E), (F), (G) and (H), Article V, Article VI, Article VII, Article VIII and Article IX, respectively.

                                       V.

         The foregoing amendments were duly adopted on August 16, 2000 by the Board of Directors of the Corporation. Pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, shareholder approval was not required.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by a duly authorized officer of the Corporation on this 18th day of September, 2000.

                                       GEORGIA-CAROLINA BANCSHARES, INC.



                                       /S/ J. Harold Ward, Jr.,
                                       ---------------------------------
                                       J. Harold Ward, Jr., Secretary